Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

iGATE Corporation

Pittsburgh, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-33604, 333-37770, 333-73365 and 333-58217) and Form S-8 (No. 333-20043, 333-71057 and 333-134689) of iGATE Corporation of our reports dated March 17, 2008, relating to the Consolidated Financial Statements and financial statement schedule, and the effectiveness of iGATE Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO SEIDMAN LLP

Milwaukee, Wisconsin
March 17, 2008